                                                            Registration No. 33-

    As filed with the Securities and Exchange Commission on August 28, 1996
                  ___________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                  ___________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                  ___________________________________________

                           U.S. ROBOTICS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                      36-3994412
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification Number)

8100 North McCormick Boulevard                     (847) 982-5010
Skokie, Illinois 60076-2999                        (Telephone number, including
(Address, including zip code, of                   area code, of registrant's
registrant's principal executive offices)          principal executive offices)



                  1996 STOCK OPTION PLAN FOR ISRAELI EMPLOYEES

                              George A. Vinyard, Esq.
                              Vice President, General Counsel and Secretary U.S. Robotics Corporation
                              8100 North McCormick Boulevard
                              Skokie, Illinois  60076-2999
                              (847) 982-5010
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------
                                                  Proposed               Proposed
                                                  maximum                maximum
Title of each             Amount to               offering               aggregate                 Amount of
class of securities       be                      price per              offering                  registration
to be registered(1)       registered              share                  price                     fee

- -----------------------------------------------------------------------------------------------------------------
Common Stock              328,000                 $49.625(1)             $16,277,000(1)            $5,612.76

(1) The offering price is not known. Pursuant to Rule 457(h), the registration fee was computed on the basis of the high and low prices of U.S. Robotics Corporation Common Stock on the NASDAQ/Stock Market on August 21, 1996.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by U.S. Robotics Corporation (Commission File No. 0-25630) or its predecessor, U.S. Robotics, Inc. (Commission File No. 0-19550) (collectively, the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         i. the Company's Annual Report on Form 10-K for the year ended October 1, 1995;

         ii. the Company's Quarterly Reports on Form 10-Q for the period ended December 31, 1995 and March 31, 1996;

         iii. the Company's Current Reports contained on Form 8-K dated October 24, 1995, November 9, 1995, January 22, 1996, February 2, 1996, February 29, 1996, March 4, 1996, March 12, 1996,
                 April 12, 1996, April 16, 1996, April 22, 1996, May 9, 1996
                 and July 24, 1996;

         iv. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 25, 1991, which incorporates such description by reference to the Company's Registration Statement on Form S-1 dated August 30, 1991 (No. 33-42546) (as amended October 4, 1991 and
                 October 10, 1991); and

         v. the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A dated May 16, 1996.



All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon by George A. Vinyard, Vice President, General Counsel and Secretary of the Company. Mr. Vinyard holds options to purchase 232,000 shares of Common Stock, 62,000 of which are currently exercisable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Nine of the Registrant's Certificate of Incorporation ("Article Nine") is consistent with Section 102(b)(7) of the Delaware General Corporation Law, which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article Nine eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, Article Nine does not eliminate director liability: (1) for breaches of the duty of loyalty to the Registrant and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for transactions from which a director derives improper personal benefit; and (4) under Section 174 of the Delaware General Corporation Law ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. While Article Nine protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. The limitations in Article Nine have no effect on claims arising under the federal securities laws.

         With certain limitations, Section 7 of Article Seven of the Registrant's By-laws ("Section 7") provides for indemnification of any of the Registrant's past, present and future officers and directors against liabilities and reasonable expenses incurred in any criminal or civil action by reason of such person's being or having been an officer or director of the Registrant or of any other corporation which such person serves as such at the request of the Registrant. Indemnification under Section 7 is limited to officers and directors who have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant. Any questions regarding whether the officer or director has met the required standards of conduct are to be answered by (1) a majority of disinterested directors, (2) a written opinion of a reputable disinterested legal counsel selected by the Board, or (3) the stockholders. Indemnification rights under
Section 7 are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Rights under Section 7 are separable, and if any part of that section is determined to be invalid for any reason, all other parts remain in effect.

         Under Section 145 of the Delaware General Corporation law, directors and officers, as well as other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         With the approval of the Registrant's stockholders, the Registrant has entered into Directorship Agreements with its directors. These Directorship Agreements provide that the directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as directors of the Registrant or of any subsidiary of the Registrant or of any other company or enterprise in which they are serving at the request of the Registrant. No indemnity will be provided to any director under these agreements on account of liability for any breach of the director's duty of loyalty to the Registrant, such subsidiaries, stockholders or enterprises, any act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws, or any transaction from which the director derived an improper personal benefit. In addition, no indemnification will be provided for which payment is made to or on behalf of the director under any insurance policy, except with respect to any excess amount to which the director is entitled under the Directorship Agreement beyond the amount of payment under such insurance policy, if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy, or in connection with any proceeding initiated by the director, or any proceeding by the director against the Registrant, or its directors, officers, employees or other persons entitled to be indemnified by the Registrant, unless (i) the Registrant is expressly required by law to make the indemnification, (ii) the proceeding was authorized by the Board of Directors of the Registrant or (iii) the director initiated the proceeding pursuant to the Directorship Agreement and the director is successful in whole or in part in the proceeding.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         See Exhibit Index which is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 i. to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 ii. to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 iii. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of the Registrant pursuant to the Registrant's certificate of incorporation or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on the 28th day of August, 1996.

                                 U.S. ROBOTICS CORPORATION



                                 By:   _________________________________
                                       Casey Cowell
                                       Chairman of the Board, President and
                                       Chief Executive Officer (Principal
                                       Executive Officer)



                               POWER OF ATTORNEY


         Know all men by these presents, that each person whose signature appears below constitutes and appoints George A. Vinyard and Mark Remissong, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and officer of U.S. Robotics Corporation) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on this 28th day of August, 1996.


           Signature                                                  Title
           ---------                                                  -----

- ----------------------------------
           Casey Cowell                    Chairman of the Board, President, Chief Executive Officer
                                            and Director (Principal Executive Officer)


- ----------------------------------
          John McCartney                   Executive Vice President and Director



- ----------------------------------
         Jonathan N. Zakin                 Executive Vice President and Director


- ----------------------------------
          Mark Remissong                   Vice President and Chief Financial Officer (Principal Financial
                                           Officer)


- ----------------------------------
        Steven T. Campbell                 Vice President and Controller (Principal Accounting Officer)


- ----------------------------------
          James E. Cowie                   Director


- ----------------------------------
        Terence M. Graunke                 Director


- ----------------------------------
          Peter I. Mason                   Director


- ----------------------------------
         Paul G. Yovovich                  Director

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the 1996 Stock Option Plan for Israeli Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on the 28th day of August, 1996.


                                      U.S. Robotics Corporation

                                      By:   ___________________________
                                            George A. Vinyard, Vice President
                                            and Secretary
                                                Its:  Plan Administrator

                                 EXHIBIT INDEX




   Exhibit                                                                                            Sequential
   Number          Description of Exhibit                                                            Page Number
- -------------      ----------------------                                                          --------------
     4.1           U.S. Robotics Corporation 1996 Stock Option Plan
                   for Israeli Employees

     4.2           Certificate of Incorporation of U.S. Robotics                                          *
                   Corporation as amended

     4.3           By-Laws of U.S. Robotics Corporation, as amended

     4.4           Rights Agreement between Registrant and Harris Trust                                  **
                   and Savings Bank, as Rights Agent

      5            Opinion of George A. Vinyard, Esq.

    23.1           Consent of Grant Thornton LLP

     24            Powers of Attorney (including on the signature page of                                --
                   the Registration Statement)

____________________________

* Filed as an exhibit to the Company's Current Reports on Form 8-K dated February 22, 1995, and amended March 25, 1996 and incorporated herein by reference.

**    Incorporated by reference in the Company's Form 8-K filed on May 16,
1996.